UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 19, 2006

LATTICE CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-10690	22-2011859
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7150 N. Park Drive, Suite 500 Pennsauken, New Jersey 08109
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (856)910-1166

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: On September 25, 2006, Lattice Incorporated, formerly known as Science Dynamics Corporation, filed a current report on Form 8-K, as amended on June 13, 2007, to report that it had entered into a stock purchase agreement with Ricciardi Technologies Inc. (“RTI”). This Form 8-K/A is being filed to provide RTI’s audited financial statements for the year ended March 31, 2006 as well as their interim financial statements for the quarter ended June 30, 2006 has been provided. In addition, revised pro forma financial information of Lattice Incorporated and its subsidiaries has been provided.

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements of business acquired

Ricciardi Technologies Inc. - Audited Financial Statements for the year ended March 31, 2006 and 2005 and Notes to the Financial Statements, are attached hereto as Exhibit 99.1 and are incorporated by reference in their entirety herein by reference.

Ricciardi Technologies Inc. - Unaudited Interim Balance Sheet for the period ended June 30, 2006 and Unaudited Interim Statement of Operations for the three months ended June 30, 2006, are attached hereto as Exhibit 99.2 and are incorporated by reference in their entirety herein by reference.

(b) Pro Forma Financial information

Science Dynamics Corp. and Subsidiaries Unaudited combined Pro Forma Statement of Operations for the year ended December 31, 2005; and the nine months ended September 30, 2006 are attached hereto as Exhibit 99.3 and are incorporated by reference in their entirety herein by reference.

(c) Exhibits

The following exhibits are filed herewith.

Exhibit No.  Description

99.1.1	Audited Financial Statements for the year ended March 31, 2006 and 2005 and Notes to the Financial Statements of Ricciardi Technologies, Inc.

99.2	Unaudited Interim Balance Sheet for the period ended June 30, 2006 and Unaudited Interim Statement of Operations for the three months ended June 30, 2006 of Ricciardi Technologies, Inc.

99.3	Unaudited combined Pro Forma Statement of Operations for the year ended December 31, 2006 and December 31, 2005;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE INCORPORATED

BY:	/s/ Joe Noto
Joe Noto
Chief Financial Officer and Principal Accounting Officer

DATED: September 12, 2007